                                                                 Exhibit 99.1

MANAGEMENT'S ASSERTION CONCERNING COMPLIANCE

As of and for the year  ended  October 31, 2005, Navistar  Financial Corporation
(the "Company") has complied in all material respects with the minimum servicing standards set  forth  in the Mortgage  Bankers  Association of America's Uniform
Single  Attestation  Program for  Mortgage  Bankers, to  the  extent  that  such servicing  standards are applicable to the servicing obligations pursuant to the
Servicing Agreement for the Navistar Financial 2003-B Owner Trust (the "Trust").

Due to the  nature of the  Trust, minimum  servicing  standards I.2, I.4, III.1,
III.2, III.3, III.4, III.6, V.2, V.3, V.4, and VII.1  are  not  applicable  and, accordingly, the Company has not made an attempt to comply with those standards.

The Company did not comply with the requirements that custodial bank account and related  bank  clearing  account  reconciliations be  reviewed  and  approved by someone other than the person who  prepared the reconciliation, and that they be prepared  within  45 days  after the cutoff date as specified in items I.1.b and
I.1.c in USAP's  minimum  servicing  standards.  The Company also did not comply with  the  requirement  that  all  reconciling  items  be resolved within ninety calendar days of their original identification as specified in item I.1.d in
USAP's minimum servicing standards.

Navistar Financial Corporation, as Servicer

Date: January 31, 2008                   By:/s/ PAMELA J. TURBEVILLE
                                                Pamela J. Turbeville
                                                Chief Executive Officer
                                               (Principal Executive Officer
                                                and Director and Authorized
                                                Signatory for Navistar
                                                Financial Corporation)

Date: January 31, 2008                   By:/s/ JOHN V. MULVANEY, Sr.
                                                John V. Mulvaney, Sr.
                                                V.P, CFO and Treasurer
                                               (Principal Financial Officer
                                                and Authorized Signatory for
                                                Navistar Financial Corporation)

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                                                                    APPENDIX I

NAVISTAR FINANCIAL CORPORATION'S MINIMUM SERVICING STANDARDS

I.  CUSTODIAL BANK ACCOUNTS

    1.  Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts.  These reconciliations shall:

        a)  be mathematically accurate;

        b)  be prepared within forty-five (45) calendar days after the cutoff date;

        c)  be reviewed and approved by someone other than the person who prepared the reconciliation; and

        d)  document explanations for material reconciling items.  These reconciling items shall be resolved within ninety (90) calendar days of their original identification.

    2.  Each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor.

II. RETAIL CONTRACT PAYMENTS

    1.  Retail contract payments, properly identified as such upon receipt, shall be deposited into the custodial bank accounts and related bank clearing accounts within two business days of receipt.

    2.  Retail contract payments made in accordance with the retail contract documents shall be posted to the applicable retail contract records within two business days of receipt.

    3.  Retail contract payments shall be allocated to principal, interest, insurance, taxes or other items, as applicable, in accordance with the Servicer's customary servicing procedures.

    4.  Retail contract payments identified as loan payoffs shall be allocated in accordance with the retail contract documents.

III.  DISBURSEMENTS

    1.  Amounts remitted to the collection accounts per the Servicer's investor reports shall agree with cancelled checks, or other form of payment, or custodial bank statements.

IV. INVESTOR ACCOUNTING AND REPORTING

    1.  Statements are sent on a monthly basis listing the total unpaid principal balance, pool balance, and other amounts required to be reported by the transaction documents.

V.  RETAIL INSTALLMENT CONTRACTS ACCOUNTING

    1.  The servicing entity's retail contract records shall agree with, or reconcile to, the records of obligors with respect to the unpaid principal balance on a monthly basis.

VI. DELINQUENCIES

    1.  The servicing entity shall maintain and update records documenting collection efforts for retail contracts during the period such loan is in default.